UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 9, 2007
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 9, 2007, Alion Science and Technology Corporation (the “Company”) executed the First Amendment (the “First Amendment”) to the amended and restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “KSOP”), effective as of October 1, 2006. The KSOP is comprised of an employee stock ownership plan (“ESOP”) component, whereby a participant may invest indirectly in Company common stock, and a non-ESOP component, whereby a participant may invest in certain mutual funds.
The First Amendment amends the KSOP to provide for, among other things, the following:
•	New semiannual investment elections for eligible participants to transfer eligible funds from the non-ESOP component to the ESOP component of the KSOP (the “Semiannual Investment Elections”). Prior to the adoption of the First Amendment, eligible participants were only entitled to make a one-time rollover election to invest funds from eligible sources in the ESOP component of the KSOP at the commencement of their employment with the Company (the “Initial Election”); however, pursuant to the KSOP, employees have been, and will continue to be, able to invest additional funds in the ESOP component by way of bi-weekly payroll deferral elections.

•	Subject to certain limitations, the ESOP trustee will use the eligible funds that a new participant elects to invest in the ESOP component of the KSOP pursuant to the participant’s Initial Election, in order to purchase Company common stock at the per share price as of the valuation date that such shares of stock are purchased on behalf of the participant, or at the per share price as of the immediately preceding valuation date, whichever is lower.

•	Subject to certain limitations, the ESOP trustee will use the eligible funds that any current participant elects to transfer from the non-ESOP component to the ESOP component of the KSOP pursuant to the Semiannual Investment Election that will be effected on September 30, 2007 at the per share price as of September 30, 2007, or at the per share price as of March 31 2007, whichever is lower. Prior to the adoption of the First Amendment, pursuant to the KSOP, the ESOP trustee used the balance invested pursuant to a new participant’s Initial Election to purchase Company common stock at the per share price ascribed to the stock in the valuation effective at the end of the semiannual period immediately following receipt of the participant’s respective election by the ESOP component (the “Standard Price”). Under the terms of the First Amendment, the Standard Price will continue to be utilized for Semiannual Investment Elections occurring after September 30, 2007.
A copy of the First Amendment is attached to this current report on Form 8-K as Exhibit 4.20 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the First Amendment is not intended to be complete, and it is qualified in its entirety by the complete text of the First Amendment.

Item 3.03 Material Modification to Rights of Security Holders
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

4.20	First Amendment to the amended and restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 13, 2007

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ John M. Hughes
	Name:	John M. Hughes
	Title:	Chief Financial Officer

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